Exhibit 99.1

KINGSWAY PROVIDES FURTHER UPDATE ON 2018 FORM 10-K FILING

Itasca, Illinois (February 27, 2020) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Company also filed today amended Forms 10-Q/A for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018 that have been restated to reflect adjustments identified during the course of its 2018 audit.

The Company originally issued a press release dated March 14, 2019 reporting certain unaudited 2018 fourth quarter and year-end financial results. The Company subsequently issued press releases dated April 16, 2019 and May 30, 2019 announcing that its outside independent auditors required more time to complete their work and describing certain adjustments it had identified during the course of its ongoing audit. Since its May 30, 2019 press release, the Company identified additional adjustments to its previously reported financial results. The adjustments identified and the effect of such adjustments on the Company’s previously reported financial results are described in more detail below.

Cumulative Impact of Adjustments Identified Since March 14, 2019

Summarized below is the cumulative impact on the Company’s previously reported consolidated statement of operations and consolidated balance sheet as of and for the year ended December 31, 2018 of the adjustments recorded since its March 14, 2019 press release (inclusive of those announced on April 16, 2019 and May 30, 2019).

Kingsway Financial Services Inc.
Consolidated Statement of Operations for the year ended December 31, 2018
Amounts in thousands

	Per March 14, 2019 Press Release	Adjustments due to Consolidation of Limited Liability Investments	Adjustments to Redeemable Class A Preferred Stock	Adjustments to Extended Warranty Segment	Adjustment to Carrying Values of Investments	Other Adjustments	Total Adjustments	Per February 27, 2020 Press Release
Revenues:								
Service fee and commission income	38,849	-	-	(563)	-	-	(563)	38,286
Rental income	13,376	-	-	-	-	-	-	13,376
Other income	416	-	-	-	-	-	-	416
Total revenues	52,641	-	-	(563)	-	-	(563)	52,078
Operating expenses:							-	
Claims authorized on vehicle service agreements	5,711	-			-	-	-	5,711
Loss and loss adjustment expenses	1,631	-			-	-	-	1,631
Commissions	3,756	-			-	-	-	3,756
Cost of services sold	7,315	-		55	-	-	55	7,370
General and administrative expenses	29,367	69	(33)	149	-	183	368	29,732
Leased real estate segment interest expense	6,171	-				-	-	6,171
Total operating expenses	53,951	69	(33)	203	-	183	422	54,371
Operating loss	(1,310)	(69)	33	(766)	-	(183)	(985)	(2,293)
Other revenues (expenses), net:							-	
Net investment income	(8,876)	1,840	-	-	94	9,899	11,833	2,957
Net realized (losses) gains	(405)	388	-	-	-	-	388	(17)
Gain on change in fair value of equity investments	250	130	-	-	-	-	130	381
(Loss) gain on change in fair value of limited liability investments, at fair value	-	2,715	-	-	-	(10,108)	(7,393)	(7,393)
Net change in unrealized loss on private company investments	-	(1,629)	-	-	-	-	(1,629)	(1,629)
Non-operating other income	1,032	(69)	-	-	-	(932)	(1,001)	30
Interest expense not allocated to segments	(6,091)	(1,316)	-	-	-	-	(1,316)	(7,407)
Amortization of intangible assets	(2,442)	-	-	-	-	66	66	(2,376)
Loss on change in fair value of debt	(1,720)	-	-	-	-	-	-	(1,720)
Gain on disposal of subsidiary	17	-	-	-	-	-	-	17
Equity in net (loss) income of investee	(817)	-	-	-	(1,682)	-	(1,682)	(2,499)
Total other revenues (expenses), net	(19,052)	2,059	-	-	(1,588)	(1,075)	(604)	(19,656)
Loss from continuing operations before income tax expense (benefit)	(20,362)	1,990	33	(766)	(1,588)	(1,258)	(1,589)	(21,949)
Income tax expense (benefit)	358	-	-	(53)		10	(43)	315
(Loss) income from continuing operations	(20,720)	1,990	33	(713)	(1,588)	(1,268)	(1,546)	(22,264)
Loss on liquidation of subsidiary, net of taxes	-						-	-
Income (loss) from discontinued operations, net of taxes	1,738	(673)		-	-	-	(673)	1,064
(Loss) gain on disposal of discontinued operations, net of taxes	(7,136)			-	-	-	-	(7,136)
Net loss	**(26,118)**	**1,317**	**33**	**(713)**	**(1,588)**	**(1,268)**	**(2,219)**	**(28,336)**
Less: net income attributable to noncontrolling interests in consolidated subsidia	468	1,317	-	(21)	-	-	1,295	1,765
Less: dividends on preferred stock, net of tax	96		524	-	-	-	524	620
Net loss attributable to common shareholders	**(26,682)**	**(0)**	**(491)**	**(692)**	**(1,588)**	**(1,268)**	**(4,039)**	**(30,721)**

Exhibit 99.1

Kingsway Financial Services Inc.
Consolidated Balance Sheet as of December 31, 2018
Amounts in thousands

	Per March 14, 2019 Press Release	Adjustments due to Consolidation of Limited Liability Investments	Adjustments to Redeemable Class A Preferred Stock	Adjustments to Extended Warranty Segment	Adjustment to Carrying Values of Investments	Other Adjustments	Total Adjustments	Per February 27, 2020 Press Release
Assets								
Investments:								
Fixed maturities, at fair value (amortized cost of $12,432)	12,260	-	-	-	-	-	-	12,260
Equity investments, at fair value (cost of $2,274)	856	-	-	-	-	-	-	856
Limited liability investments	21,456	(16,065)	-	(699)	94	-	(16,670)	4,790
Limited liability investments, at fair value	206	25,809	-	-	-	-	25,809	26,015
Investments in private companies, at adjusted cost	-	2,391	-	699	-	-	3,090	3,090
Real estate investments, at fair value (cost of $10,225)	-	10,662	-	-	-	-	10,662	10,662
Other investments, at cost which approximates fair value	2,079	-	-	-	-	-	-	2,079
Short-term investments, at cost which approximates fair value	152	-	-	-	-	-	-	152
Total investments	37,009	22,798	-	-	94	-	22,892	59,904
Cash and cash equivalents	31,914	443	-	(779)	-	(16,959)	(17,295)	14,619
Restricted Cash	-	-	-	-	-	16,959	16,959	16,959
Investment in investee	2,633	-	-	-	(1,682)	-	(1,682)	951
Accrued investment income	203	219	-	-	-	-	219	420
Service fee receivable, net of allowance for doubtful accounts of $191	4,570	-	-	(1,136)	-	-	(1,136)	3,434
Other receivables, net of allowance for doubtful accounts of $184	8,748	(8)	-	967	-	(183)	776	9,523
Deferred acquisition costs, net	6,904	-	-		-	-	-	6,904
Property and equipment, net of accumulated depreciation of $15,958	103,142	-	-		-	-	-	103,142
Goodwill	73,928	-	-		-	731	731	74,659
Intangible assets, net of accumulated amortization of $10,594	83,816	-	-		-	(550)	(550)	83,266
Other assets	4,472	-	-	(15)	-	-	(15)	4,459
Assets held for sale	-						-	-
Total Assets	357,339	23,452	-	(963)	(1,588)	(2)	20,899	378,240
Liabilities and Shareholders' Equity							-	
Liabilities:							-	
Accrued expenses and other liabilities	17,007	461	(1,706)	(914)	-	(61)	(2,220)	14,786
Income taxes payable	2,431	-	-	(31)	-	-	(31)	2,400
Deferred service fees	46,016	-	-	1,114	-	-	1,114	47,130
Unpaid loss and loss adjustment expenses	2,073	-	-	-	-	-	-	2,073
Bank loan	3,917	-	-	-	-	-	-	3,917
Notes payable	182,548	16,768	-	-	-	-	16,768	199,316
Subordinated debt, at fair value	50,023	-	-	-	-	-	-	50,023
Net deferred income tax liabilities	28,532	-	-	(23)	-	28	5	28,537
Liabilities held for sale	-	-	-	-	-	-	-	-
Total Liabilities	332,547	17,229	(1,706)	145	-	(33)	15,636	348,182
							-	
Class A preferred stock, no par value; 1,000,000 and unlimited number authorized at December 31, 2018; 222,876 issued and outstanding at December 31, 2018	5,494	-	306	-	-	-	306	5,800
							-	-
Shareholders' Equity:							-	-
Additional paid-in capital	354,360	-	(470)				(470)	353,890
Accumulated deficit	(381,203)	-	1,870	(1,048)	(1,588)	(229)	(995)	(382,196)
Accumulated other comprehensive income (loss)	40,507	-	-			260	260	40,768
Shareholders' equity attributable to common shareholders	13,664	-	1,400	(1,048)	(1,588)	31	(1,204)	12,462
Noncontrolling interests in consolidated subsidiaries	5,634	6,223	-	(60)	-	-	6,162	11,796
Total Shareholders' Equity	19,298	6,223	1,400	(1,108)	(1,588)	31	4,958	24,258
Total Liabilities, Class A preferred stock and Shareholders' Equity	357,339	23,452	-	(963)	(1,588)	(2)	20,899	378,240

Certain of the adjustments identified above affect years prior to 2018, which results in a different impact to 2018 net loss than to 2018 shareholders’ equity. The Company has restated its 2017 financial statements for those adjustments, as appropriate, which are described in Note 3 to the consolidated financial statements within its Annual Report on Form 10-K for the year ended December 31, 2018.

Summary Description of Adjustments Identified Since March 14, 2019

Adjustments due to Consolidation of Limited Liability Investments

The Company identified five limited liability investments, previously accounted for under the equity method of accounting, that are now accounted for on a consolidated basis. The Company now reports the gross assets and related non-recourse liabilities carried on the balance sheets of these limited liability investments and, in some cases, records noncontrolling interests in the consolidated limited liability investments.

Adjustments to Redeemable Class A Preferred Stock

The Company determined that some of the proceeds from its redeemable Class A Preferred Stock issued on February 3, 2014 should have been allocated to the Series C warrants issued on such date and to a beneficial conversion feature related to the embedded conversion option in the redeemable Class A Preferred Stock. The allocated proceeds should have been recorded as additional paid in capital in shareholders’ equity with an offsetting discount to the carrying value of the redeemable Class A Preferred Stock, which discount would then have been amortized as dividend expense and reported as part of net loss attributable to common shareholders through the mandatory redemption date of April 1, 2021.

Adjustments to Extended Warranty Segment

The Company increased deferred service fees by $0.6 million, with offsetting reductions of $0.5 million to service fee and commission income recorded for the year ended December 31, 2018 and $0.1 million to accumulated deficit, for adjustments due

Exhibit 99.1

to the adoption, effective January 1, 2018, of Accounting Standards Update 2014-09, Revenue from Contracts with Customers. The Company also identified several adjustments within the consolidated balance sheet, which had no effect on shareholders’ equity, primarily including to (i) reclassify $0.7 million from limited liability investments to investments in private companies, at adjusted cost to conform to current presentation; (ii) reclassify $0.8 million from cash and cash equivalents to service fee receivable; and (iii) record offsetting reductions of $1.3 million to service fee receivable and accrued expenses and other liabilities.

Adjustments to Carrying Values of Investments

The Company adjusted the carrying values of some of the underlying investments held by its limited liability investments that will now be accounted for on a consolidated basis. In addition, the Company concluded that the carrying value of its investment in investee, which is accounted for using the equity method, had an other than temporary impairment as of December 31, 2018. As such, the Company decreased the carrying value of its investment in investee as of December 31, 2018 by $1.7 million to reflect the published closing common stock price of the investee, Itasca Capital Ltd.

Other Adjustments

The Company recorded other adjustments that were identified in the course of the Company’s continued review or as a result of further audit procedures performed by the Company’s external auditors, including:

•
Reclassifying to prior periods $1.0 million of non-operating other income recorded during 2018 due to the reversal of escheat liabilities related to the Company’s voluntary runoff property-casualty insurance operation;

•
Reclassifying $10.1 million of net investment loss to loss on change in fair value of limited liability investments, at fair value in order to conform to the current presentation of the Company’s investment in 1347 Investors LLC;

•	A $17.0 million reclassification from cash and cash equivalents into restricted cash; and

•
A $0.7 million increase to goodwill, with offsetting decreases to intangible assets, amortization of intangible assets and accumulated deficit, related to the Company's acquisition of Argo Management in 2016, including the related tax impact of these adjustments, resulting in an increase to net deferred income tax liabilities, with offsetting decreases to income tax benefit and accumulated deficit.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2018 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its 2018 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.